Exhibit 10.3

Execution Version

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

by and among

ALLURION TECHNOLOGIES, INC.,

RTW INNOVATION MASTER FUND LTD.,

RTW BIOTECH OPPORTUNITIES OPERATING LTD

and

RTW MASTER FUND, LTD.

November 11, 2025

This Securities Purchase and Exchange Agreement contains a number of representations and warranties which the Company and the Purchasers have made to each other. Such representations and warranties were made as of the date of the Securities Purchase and Exchange Agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the Securities Purchase and Exchange Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in Securities Purchase and Exchange Agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, ONLY THE PARTIES TO THIS AGREEMENT SHOULD RELY ON THE REPRESENTATIONS AND WARRANTIES AS CURRENT CHARACTERIZATIONS OF FACTUAL INFORMATION ABOUT THE COMPANY OR THE PURCHASER.

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5.7 Reporting Status	18
5.8 Registration Rights	18
5.9 Tax Treatment	24

6. Conditions Precedent	24

6.1 Conditions to the Obligation of the Purchasers to Consummate the Closing	24
6.2 Conditions to the Obligation of the Company to Consummate the Closing	25

7. Legends; Securities Act Compliance	26

8. Indemnification; Survival	26

8.1 Company Indemnification	26
8.2 Survival of Representations and Warranties	27
8.3 Purchaser Indemnification	27
8.4 Limitations	27
8.5 Procedures	28
8.6 Additional Limitations	29
8.7 Exclusive Remedies	29

9. Termination	29

9.1 Conditions of Termination	29
9.2 Effect of Termination	29

10. Miscellaneous Provisions	29

10.1 Interpretation	29
10.2 Notices	30
10.3 Severability	31
10.4 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	31
10.5 Specific Performance	32
10.6 Delays or Omissions; Waiver	32
10.7 Fees; Expenses	32
10.8 Assignment	33
10.9 No Third Party Beneficiaries	33
10.10 Counterparts	33
10.11 Entire Agreement; Amendments	33
10.12 No Personal Liability of Directors, Officers, Owners, Etc.	33

Exhibits

Exhibit A	Securities and Purchasers
Exhibit B	Form of Certificate of Designations

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SECURITIES PURCHASE AND EXCHANGE AGREEMENT

SECURITIES PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”), dated November 11, 2025, by and among Allurion Technologies, Inc., a Delaware corporation (the “Company”) and the persons named on Exhibit A (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company has authorized the issuance and sale of shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”), the rights, preferences and privileges of which are to be set forth in a Certificate of Designations, in the form attached hereto as Exhibit B (the “Certificate of Designations”), which shares of Series B Preferred Stock shall be convertible in certain circumstances into authorized but unissued shares of Common Stock (as defined below);

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Securities (as defined below);

WHEREAS, (i) the Board (as defined below) and the Special Committee (as defined below) has determined that it is in the best interests of the Company and its stockholders, including the Unaffiliated Stockholders (as defined below) and declared it advisable, to enter into this Agreement and the other Transaction Agreements (as defined below) to which the Company is a party providing for the transactions contemplated hereby and thereby in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, and (ii) the Special Committee has recommended that the Board approve, and the Board has approved, the execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the DGCL upon the terms and conditions contained herein and therein; and

WHEREAS, each Purchaser has approved the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with applicable law upon the terms and conditions contained herein and therein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consulting with counsel to the Company, (i) would be required to be made in a Registration Statement or prospectus included therein in order for the Registration Statement or prospectus, as applicable, not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed or used for offers and sales, and (iii) the Company has a bona fide material business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, none of the Company, its Subsidiaries or its other controlled Affiliates shall be considered Affiliates of the Purchasers.

“Aggregate Purchase Consideration” shall have the meaning set forth in the Section 2.1.

“Agreement” shall have the meaning set forth in the preamble.

“Antitrust Laws” means the HSR Act and any foreign antitrust Laws.

“Antitrust Regulatory Requirements” shall have the meaning set forth in Section 5.1(a).

“Basket Amount” shall have the meaning set forth in Section 8.4.

“Board” shall mean the Board of Directors of the Company.

“Board Resolutions” shall have the meaning set forth in Section 3.3(b).

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Capitalization Date” shall have the meaning set forth in Section 3.2(a).

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, inclusive any certificates of amendment, certificates of elimination and certificates of designation forming a part thereof.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” shall have the meaning set forth in the preamble.

“Company Financial Statements” shall have the meaning set forth in Section 3.6(c).

“Company Indemnified Party” shall have the meaning set forth in Section 8.3.

“Company Stock Plans” shall mean (i) the Allurion Technologies, Inc. 2010 Stock Incentive Plan, (ii) the Allurion Technologies, Inc. Amended and Restated 2020 Stock Option and Grant Plan, (iii) the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan and (iv) the Allurion Technologies, Inc. 2023 Employee Stock Purchase Plan and any successors thereto approved by the Board.

“Consent” shall have the meaning set forth in Section 3.5.

“control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” shall mean the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock as provided for in the Certificate of Designations.

“Cut Back Securities” shall have the meaning set forth in Section 5.8(f).

“Deemed Purchase Price” means (i) with respect to Shares that are Registrable Securities, the accrued liquidation preference of such Shares, (ii) with respect to Conversion Shares issued upon conversion of Shares, the accrued liquidation preference used to calculate the number of Conversion Shares issued to the holder thereof and (iii) with respect to Registrable Securities other than Shares or Conversion Shares, the aggregate purchase price paid by the Purchasers to the Company for such securities.

“DGCL” shall have the meaning set forth in the recitals.

“Director” means any member of the Board.

“Draft Form 8-Ks” shall have the meaning set forth in Section 3.6(a).

“Equity Securities” shall mean, with respect to any Person, (i) shares of capital stock of, or other equity or voting interest in, such Person, (ii) any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iii) options, warrants, rights or other commitments or agreements to acquire from such Person, or that obligates such Person to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iv) obligations of such Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Person and (v) the capital stock of such Person.

“Event Payments” shall have the meaning set forth in Section 5.8(d).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form S-3” shall have the meaning set forth in Section 5.8(a).

“GAAP” shall have the meaning set forth in Section 3.6(c).

“Governmental Entity” shall mean any United States or non-United States federal, state or local government, or any agency, bureau, board, commission, department, tribunal or instrumentality thereof or any court, tribunal, or arbitral or judicial body.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all of the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8.5.

“Indemnifying Party” shall have the meaning set forth in Section 8.5.

“Issue Date” means the date on which the Shares are first issued by the Company.

“Law” shall have the meaning set forth in Section 3.4.

“Lien” shall have the meaning set forth in Section 3.4.

“Losses” shall mean any and all actions, causes of action, suits, claims, liabilities, losses, damages, penalties, judgments, costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses), it being agreed that Losses may include any losses that any Person deciding any dispute in respect thereof (whether a court, jury or other Person) may determine are recoverable, including if so determined to be recoverable, losses that represent diminution in value.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, occurrence or development (each, a “Change”) that, individually or in the aggregate with all other Changes, has a material adverse effect on or with respect to the business, business prospects, operations, assets (including intangible assets), liabilities, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, provided, however, that a Material Adverse Effect shall not include any Change (by itself or when aggregated or taken together with any and all other Changes) (i) generally affecting the industries in which the Company and its Subsidiaries operate or economic conditions in the United States (including changes in the capital or financial markets generally); (ii) resulting from any outbreak or escalation of hostilities or acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States; (iii) resulting from changes (or proposed changes) in Law or GAAP (or authoritative interpretations thereof); (iv) changes in the market price or trading volume of the Company’s securities; (v) acts of God (including earthquakes, storms, fires, floods and natural catastrophes); (vi) effects relating to or arising from the announcement of the execution of this Agreement or the transactions contemplated hereby or the identity of the Purchasers or Purchaser’s Affiliates, including the loss of any customers, suppliers or employees; (vii) effects resulting from compliance with the terms and conditions of this Agreement or any other Transaction Agreement to which the Company is a party by the Company or any of its Subsidiaries or from acts or omissions consented to in writing by the Purchasers; (viii) the seasonality of the business of the Company or any of its Subsidiaries; or (ix) any breach of this Agreement by the Purchasers, except to the extent that, with respect to clauses (i), (ii) and (iii), the impact of such Changes is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company or its Subsidiaries operate.

“New York Court” shall have the meaning set forth in Section 10.4(b).

“Note Purchase Agreement” means the Note Purchase Agreement, dated April 14, 2024, by and among the Company, RTW Investments, LP, as agent for the purchasers party thereto from time to time, and Acquiom Agency Services LLC, as collateral agent for such purchasers, as may be amended or supplemented from time to time.

“Notes” means the convertible senior secured notes issued by the Company pursuant to the Note Purchase Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Preferred Stock” shall have the meaning set forth in Section 3.2(a).

“Primary Stock Exchange” means The New York Stock Exchange, including any applicable tier thereof; provided, that if at the applicable time of determination, the Company has moved the primary listing of its Common Stock to the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors), then the “Primary Stock Exchange” shall be deemed to refer to such exchange.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Adverse Effect” shall have the meaning set forth in the Section 4.3.

“Purchaser Consent” shall have the meaning set forth in the Section 4.11.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 8.1.

“Registration Default” shall have the meaning set forth in Section 5.8(d).

“Registration Default Period” shall have the meaning set forth in Section 5.8(d).

“Registration Expenses” shall mean all fees and expenses incurred in connection with a registration of Registrable Securities, including: (i) all registration, listing, qualification and filing fees (including FINRA filing fees); (ii) fees and expenses of compliance with state securities or “blue sky” laws; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) fees and disbursements of counsel for the Company; (vi) fees and disbursements of independent public accountants, including the expenses of any audit or “cold comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company; and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

“Registrable Securities” means (i) the Shares, (ii) the Conversion Shares, (iii) any outstanding shares of Common Stock held by the Purchasers as of the date hereof, (iv) shares of Common Stock issued or issuable upon the exercise, conversion or exchange of any other Equity Security held by the Purchasers as of the date hereof, and (v) any other Equity Security of the Company issued or issuable with respect to any of the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case to the extent not freely transferable; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a registration statement under the Securities Act with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding or cease to be held by a Purchaser or one of their respective Affiliates; (D) such securities may be sold without restriction in accordance with Rule 144; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” shall have the meaning set forth in Section 5.8(a).

“Representatives” means, with respect to any Person, such Person’s Affiliates and their respective directors, officers, employees, managers, trustees, principals, stockholders, members, general or limited partners, agents and other representatives.

“Required Stockholder Approval” means approval of the stockholders of the Company in a manner that allows, in compliance with the continued listing rules of the Primary Stock Exchange, the issuance of the Shares and the conversion of all such Shares into Conversion Shares.

“Restriction Termination Date” shall have the meaning set forth in Section 5.8(f).

“RIFA 2023” means the Revenue Interest Financing Agreement, dated February 9, 2023, by and among Allurion Technologies, LLC, RTW Master Fund Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd., as may be amended or supplemented from time to time.

“RIFA 2024” means the Revenue Interest Financing Agreement, dated October 30, 2024, by and among Allurion Technologies, LLC, RTW Master Fund Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd., as may be amended or supplemented from time to time.

“Rule 144” shall have the meaning set forth in Section 4.8(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 3.6(a).

“SEC Restrictions” shall have the meaning set forth in Section 5.8(f).

“Securities” shall mean the Shares and the Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Series B Preferred Stock” shall have the meaning set forth in the recitals.

“Share” and “Shares” shall have the meaning set forth in Section 2.1.

“Special Committee” means the Special Committee of disinterested members of the Board established, among other things, to evaluate the transactions contemplated by this Agreement.

“Special Committee Resolutions” shall have the meaning set forth in Section 3.3(b).

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than 50% of (i) the Total Current Voting Power; (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (iii) the beneficial interest in such trust or estate; is, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Survival Period” shall have the meaning set forth in Section 8.2.

“Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Transaction Agreements” shall mean this Agreement and the Certificate of Designations.

“Unaffiliated Stockholders” means stockholders other than the Purchasers and their Affiliates and any members of management of the Company.

“Valid Business Reason” shall have the meaning set forth in Section 5.8(c).

“Voting Stock” shall mean securities of any class or kind ordinarily having the power to vote generally for the election of (x) in the case of the Company, the Directors of the Company or its successor (including the Common Stock) or (y) in the case of any Subsidiary, the directors of any Subsidiary of the Company.

2. Authorization, Purchase and Sale of the Securities.

2.1 Authorization, Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, the Company will issue and sell to the Purchasers, and each Purchaser will purchase from the Company, at the Closing, a number of shares of Series B Preferred Stock (each, a “Share” and collectively, the “Shares”) equal to the quotient obtained by dividend (i) the amount calculated as set forth next to each Purchaser’s name on Exhibit A, by (ii) $1,000, rounded down to the nearest whole Share. The Aggregate Purchase Consideration (the “Aggregate Purchase Consideration”) for the Securities shall be the amount set forth on Exhibit A. The conversion price for each Share initially shall be $3.37, subject to adjustment, as provided in the Certificate of Designations.

2.2 Closing.

(a) The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York immediately following the satisfaction or waiver of each of the conditions set forth in Section 6 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing), or at such other place or such other date as agreed to by the parties hereto (the “Closing Date”).

(b) At the Closing:

(i) the Company shall deliver, at each Purchaser’s option, one or more certificates representing the Shares or other evidence that the Shares have been issued in book-entry form;

(ii) each Purchaser shall deliver, or cause to be delivered, to the Company the aggregate principal amount of Notes set forth next to such Purchaser’s name on Exhibit A; and

(iii) certain payment obligations under the RIFA 2023 or RIFA 2024, in the amount set forth next to each Purchaser’s name on Exhibit A, shall be deemed satisfied and repaid.

3. Representations and Warranties of the Company. Except as disclosed in the SEC Filings, filed and publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly forward-looking), the Company hereby represents and warrants to the Purchasers as follows:

3.1 Organization and Power.

(a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as it is presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Each Subsidiary is validly existing as a corporation, limited liability company or limited partnership, as applicable in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, has the power and authority (corporate or otherwise) to own its property and to conduct its business as it is presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2 Capitalization.

(a) As of the date of this Agreement, the authorized shares of capital stock of the Company consist of 1,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 2,260,159 shares are currently designated. As of the close of business on November 6, 2025 (the “Capitalization Date”), (i) 9,262,586 shares of Common Stock were issued and outstanding, (ii) 952,308 shares of Common Stock were reserved for issuance under the Company Stock Plans (including for outstanding and future awards), (iii) warrants are outstanding for the purchase of 17,549,580 shares of Common Stock and (v) zero shares of Preferred Stock were issued and outstanding. All outstanding shares of Common Stock are validly issued, fully paid, nonassessable and free of preemptive or similar rights. Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s capital stock (other than issuances pursuant to the vesting of any “share award” that had been granted under any Company Stock Plan, or repurchases, redemptions or other acquisitions pursuant to agreements contemplated by a Company Stock Plan).

(b) Except as set forth in this Section 3.2, as of the date of this Agreement, there are no outstanding Equity Securities of the Company and no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Equity Securities of the Company, other than the shares of Common Stock issuable upon conversion of the Notes. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company.

(c) Upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (i) the Series B Preferred Stock will be duly authorized and (ii) a sufficient number of Conversion Shares will have been duly authorized and validly reserved for issuance upon conversion of the Shares in accordance with the Certificate of Designations. When the Conversion Shares are issued in accordance with the provisions of this Agreement and the Certificate of Designations, all such Conversion Shares will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights except as set forth in the Transaction Agreements.

3.3 Authorization.

(a) The Company has all requisite corporate power to enter into each of the Transaction Agreements to which it is a party and to consummate the transactions contemplated by each of the Transaction Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate action on the part of the Company, its officers and directors necessary for the authorization of the Securities and the authorization, execution, delivery and performance of the Transaction Agreements to which the Company is a party has been taken. The execution, delivery and performance of the Transaction Agreements to which the Company is a party by the Company, the issuance of the Shares and the issuance of the Common Stock upon conversion of the Shares, in each case in accordance with this Agreement and their terms. The consummation of the transactions contemplated herein do not require any approval of the Company’s stockholders other than the Required Stockholder Approval. Upon their respective execution by the Company and the Purchasers and assuming that they constitute legal and binding agreements of the Purchasers party thereto, each of the Transaction Agreements to which the Company is a party will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b) The Special Committee has adopted resolutions (the “Special Committee Resolutions”) recommending to the Board that the Board approve the execution, delivery and performance by the Company of the Transaction Agreements to which the Company is a party, the issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares, in each case in accordance with this Agreement and their terms, and the consummation of the other transactions contemplated herein. The Board has adopted resolutions (the “Board Resolutions”) approving the execution, delivery and performance by the Company of the Transaction Agreements to which the Company is a party, the issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares, in each case in accordance with this Agreement and their terms, and the consummation of the other transactions contemplated herein. The Special Committee Resolutions and the Board Resolutions have not been withdrawn or modified.

3.4 No Conflict. Subject to the accuracy of the representations made by the Purchasers in Section 4, the execution, delivery and performance by the Company of the Transaction Agreements to which the Company is a party, the issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares and the consummation of the other transactions contemplated hereby and by the other Transaction Agreements to which the Company is a party will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws of the Company, or, upon its filing with the Secretary of State of the State of Delaware, the Certificate of Designations, (ii) subject to the matters referred to in Section 3.5, result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any mortgage, material contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties, assets or rights of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or materially delay or hinder the ability of the Company to perform its obligations under the Transaction Agreements, or (iii) subject to the matters referred to in Section 3.5 conflict with or violate any applicable material law, statute, code, ordinance, rule, regulation, or agency requirement of or undertaking to or agreement with any Governmental Entity or the Primary Stock Exchange, including common law (collectively, “Laws” and each, a “Law”) or any judgment, order, injunction or decree issued by any Governmental Entity.

3.5 Consents. No consent, approval, order, or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity or the Primary Stock Exchange is required on the part of the Company or its Subsidiaries in connection with (a) the execution, delivery or performance of the Transaction Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (b) the issuance of the Shares in accordance with this Agreement or (c) the issuance of the Common Stock upon conversion of the Shares in accordance with the Certificate of Designations; other than (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (ii) the receipt of the Required Stockholder Approval; (iii) the expiration or termination of any applicable waiting periods under the Antitrust Laws with respect to performance under the Transaction Agreements, or the consummation of transactions, (iv) those to be obtained, in connection with the registration of the Conversion Shares under the Securities Act and any related filings and approvals under applicable state securities laws, (iv) such filings as may be required under any applicable requirements of the Exchange Act or the rules of the Primary Stock Exchange, and (v) such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or materially delay or hinder the ability of the Company to perform its obligations under the Transaction Agreements.

3.6 SEC Reports; Financial Statements.

(a) The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”). No event or circumstance has occurred within the four Business Days prior to the date of this Agreement that requires the filing of a Form 8-K, except such as have been described in the draft Form 8-Ks to be filed upon announcement of this Agreement (copies of which have been provided to the Purchasers) (the “Draft Form 8-Ks”) or as have already been reported pursuant to Form 8-K.

(b) As of their respective dates, the SEC Reports, as amended, supplemented or restated, if applicable, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The historical financial statements of the Company and its Subsidiaries included in the SEC Filings, as amended, supplemented or restated, if applicable, together with the related notes (the “Company Financial Statements”), present fairly in all material respects the consolidated financial position of the Company (including its Subsidiaries), as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(d) Except as set forth in the SEC Filings, the Company’s principal executive officer and its principal financial officer have (i) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, and have evaluated such system at the times required by the Exchange Act and in any event no less frequently than at reasonable intervals and (ii) disclosed to the Company’s management, auditors and the audit committee of the Board (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information. Except as set forth in the SEC Filings, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company’s periodic reports under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are sufficient to ensure that the Company’s principal executive officer and its principal financial officer are made aware of such material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(e) The Company is eligible to register the resale of the Shares and Conversion Shares by the Purchasers using Form S-3 promulgated under the Securities Act.

3.7 Litigation. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than (i) proceedings accurately described in all material respects in the SEC Filings and (ii) proceedings that would not reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

3.8 Absence of Certain Changes; No Undisclosed Events or Liabilities. Except as set forth in the SEC Filings or as disclosed in the Draft Form 8-Ks, since June 30, 2025, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practices and there has not been any Change which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Draft Form 8-Ks, no event, liability, development or circumstance has occurred or exists, or, as of the date hereof, is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.9 Primary Stock Exchange. Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Primary Stock Exchange. There is no action pending by the Company or any other Person to terminate the registration of the Common Stock under the Exchange Act or to delist the Common Stock from the Primary Stock Exchange, nor has the Company received any notification that the SEC or the Primary Stock Exchange is currently contemplating terminating such registration or listing, except as set forth in the SEC Filings. The Company has described the proposed sale of the Securities to the Primary Stock Exchange, and the Primary Stock Exchange has raised no objection to such sale.

3.10 Investment Company Act(a) . The Company is not, nor immediately after the Closing, will the Company be, an “investment company” within the meaning of, and required to be registered under, the Investment Company Act of 1940, as amended.

3.11 Anti-Takeover Statutes. The Board (i) approved, in accordance with Section 203(a)(1) of the DGCL, the Purchasers becoming “interested stockholders” (within the meaning of Section 203 of the DGCL) prior to the time the Purchasers became interested stockholders and (ii) the Board has approved, in accordance with Section 203(a)(1) of the DGCL, the Purchasers becoming “interested stockholders” (within the meaning of Section 203 of the DGCL) in connection with the transactions contemplated by this Agreement.

3.12 No Other Representations and Warranties. Except for the representations and warranties contained in Section 3, the Company makes no other representation or warranty, express or implied, written or oral, and hereby, to the maximum extent permitted by applicable Law, disclaims any such representation or warranty, whether by the Company or any other Person, with respect to the Company or with respect to any other information (including, without limitation, pro forma financial information, financial projections or other forward-looking statements) provided to or made available to the Purchasers in connection with the transactions contemplated hereby.

3.13 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges that no Purchaser is acting as a financial advisor of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

3.14 Rule 16(b) Exemption. Prior to the execution of this Agreement, the Board has taken all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including the disposition of the Notes, disposition of rights under the RIFA 2023 and RIFA 2024, the acquisitions of Series B Preferred Stock and upon conversion the disposition of Series B Preferred Stock and acquisition of Conversion Shares, by the Purchasers to be exempt under Rule 16b-3 promulgated under the Exchange Act.

4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

4.1 Organization. The Purchaser is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

4.2 Authorization and Power. The Purchaser has all requisite entity power to enter into this Agreement and the other Transaction Agreements to which it is a party and to consummate the transactions contemplated by the Transaction Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate or member action on the part of the Purchaser or the holders of the capital stock or other equity interests of the Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Agreements to which it is a party has been taken. Upon their respective execution by the Purchaser and the other parties thereto and assuming that they constitute legal and binding agreements of the Company, each of the Transaction Agreements to which the Purchaser is a party will constitute its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Purchaser, the issuance of the Shares in accordance with this Agreement and the issuance of the Common Stock upon conversion of the Shares in accordance with the Certificate of Designations and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document of the Purchaser, (ii) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or require consent under, any material contract binding upon the Purchaser or (iii) subject to the matters referred to in Section 4.4, conflict with or violate any applicable Laws or any judgment, order, injunction or decree issued by any Governmental Entity, except in the case of each of clauses (ii) and (iii) as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Agreements (with respect to an applicable Purchaser, a “Purchaser Adverse Effect”).

4.4 Consents. No Consent of any Governmental Entity is required on the part of the Purchaser in connection with (a) the execution, delivery or performance of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, (b) the issuance of the Shares in accordance with this Agreement and (c) the issuance of the Common Stock upon conversion of the Shares in accordance with the Certificate of Designations, other than (i) the expiration or termination of any applicable waiting periods under the Antitrust Laws with respect to the performance under the Transaction Agreements, or consummation of transactions, (ii) those to be obtained, in connection with the registration of the Shares and Conversion Shares under the Securities Act and any related filings and approvals under applicable state securities Laws, (iii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, and (iv) such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Purchaser Adverse Effect.

4.5 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Purchase Entirely for Own Account. The Purchaser is acquiring the Securities for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act. The Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.

4.7 Investor Status. The Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to receive information from, and to ask questions of and receive answers from the management of, the Company concerning this investment so as to allow it to make an informed investment decision prior to its investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.8 Securities Not Registered. The Purchaser understands that none of the Securities have been approved or disapproved by the SEC or by any state securities commission nor have the Securities been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Securities shall be subject to the restrictions contained herein. It is understood that the Securities, and any securities issued in respect thereof or in exchange therefor, may bear one or all of the legends set forth in Section 7.

4.9 Non-Reliance. Neither Purchaser, nor any of its Representatives, has relied on any representations, warranties, promises statements or other inducements (including with respect to the accuracy and completeness of information) except for the representations and warranties of the Company expressly set forth in Article III. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Purchaser or any other Person resulting from any other express or implied representation or warranty with respect to the Company, unless any such information is expressly included in a representation or warranty contained in Section 3. The Purchaser further acknowledges that it has not relied on the Company or any of the Company’s subsidiaries for legal, business or tax advice.

5. Covenants.

5.1 Regulatory Approval.

(a) The Company and the Purchasers acknowledge that one or more filings under the Antitrust Laws may be necessary with respect to the performance or consummation of the transactions contemplated by this Agreement and the Transaction Agreements, including in connection with the conversion from time to time of the Series B Preferred Stock into shares of Common Stock (the “Antitrust Regulatory Requirements”). To the extent a filing or notification is required under the Antitrust Regulatory Requirements with respect to the Purchasers, the Company and the Purchasers shall, respectively, (i) promptly file with the U.S. Federal Trade Commission, the U.S. Department of Justice and/or any other Governmental Entity all forms, applications, notifications and other documents necessary to be filed by such party pursuant to the Antitrust Regulatory Requirements (provided that a filing required under the HSR Act shall be only made by the Company on a prompt basis following notice to the Company by the Purchasers that such a filing is required), in connection with the issuance of the Securities and/or otherwise in connection with the transactions contemplated by this Agreement and the other Transaction Agreements and (ii) cooperate with each other in promptly producing such additional information as those authorities may reasonably require from such party to comply with the Antitrust Laws.

(b) The Purchasers shall promptly inform the Company (and vice versa) of any material communication from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement relating to the Purchasers. If the Purchasers or the Company or any Affiliate thereof receives a request for additional information or documentation from any such Governmental Entity with respect to the transactions contemplated by this Agreement relating to the Purchasers, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and, if permitted by applicable Law, after consultation with the other party, an appropriate response in compliance with such request; provided, however, the foregoing shall not require any party to disclose or otherwise provide (i) personal financial information, including, but not limited to, any individual tax return or statement of net worth, or any other information that is of a personal or private nature, about any individual who is an employee, officer, director, general partner or limited partner (including the identity of any such limited partner) of such party or any of its Affiliates, or (ii) information that is either confidential or constitutes a trade secret of such party.

5.2 Required Stockholder Approval. The Company will use its best efforts to obtain the Required Stockholder Approval as promptly as practicable after the execution of this Agreement, including by promptly preparing a preliminary proxy statement for a special meeting of its stockholders, filing such preliminary proxy statement with the SEC, resolving any comments from the SEC and delivering a definitive proxy statement to its stockholders.

5.3 Shares of Common Stock Issuable Upon Conversion. The Company will at all times have reserved and available for issuance such number of shares of Common Stock as shall be from time to time sufficient to permit the conversion in full of the outstanding Shares.

5.4 Commercially Reasonable Efforts; Further Assurances; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Purchasers and the Company each shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Agreements, including using commercially reasonable efforts to: (i) cause the conditions to the Closing set forth in Section 6 to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements.

(b) Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be reasonably necessary to effectuate the transactions contemplated by this Agreement and the other Transaction Agreements, subject to the terms and conditions hereof and thereof and compliance with applicable Law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof and thereof.

5.5 Press Release; Form 8-K. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all the material terms of the transactions contemplated by the Transaction Documents. The Company shall, promptly following the date hereof (but in any event within the time period required by the rules and regulations of the SEC), file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby.

5.6 Information Rights. For so long as the Purchasers (in the aggregate, along with their respective Affiliates) owns a number of Shares equal to or greater than 50% of the Shares issued to the Purchasers (in the aggregate) on the Issue Date, the Company shall provide to each Purchaser a copy of: (i) each unaudited monthly management report regarding the Company and/or any Subsidiary of the Company prepared for the Company, including an unaudited consolidated balance sheet and income statement, promptly following the preparation thereof; (ii) the Company’s annual strategic plan and budget; and (iii) all periodic reports required to be provided pursuant to the Company’s debt facilities. Upon notice from a Purchaser that it no longer wants to receive such information, the Company will promptly cease providing it.

5.7 Reporting Status. Until the date on which the Purchasers shall have sold all of the Registrable Securities or there are no longer any Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Purchasers on Form S-3.

5.8 Registration Rights.

(a) At any time after the Closing, any holder of Registrable Securities may request that the Company shall file a Form S-3 or any similar short-form registration statement that may be available at such time (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) to register the resale of the Registrable Securities (such registration statement, as amended or supplemented and including any replacements thereof, the “Shelf Registration”). The Purchasers also shall have the right to demand up to two other registrations covering any Registrable Securities not registered on an effective Shelf Registration (each, a “Demand Registration” and, together with the Shelf Registration, a “Registration Statement”). The Company shall cause such Registrations to become effective as soon thereafter as reasonably practicable but in any event within 90 days of the filing date. After effectiveness of a Registration Statement, the Company shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, such supplements to the prospectus in such Registration Statement, and such replacement registration statements as may be reasonably requested by the Purchasers or as may be required by applicable rules, regulations or instructions applicable or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities registered thereunder have ceased to be Registrable Securities.

(b) The Registration Expenses for a Registration Statement shall be borne by the Company. In addition, the Company shall pay, with respect to each registration, the reasonable fees and disbursements of one counsel for the Purchasers. It is acknowledged by the Purchasers that it shall be responsible for all commissions, discounts or brokerage fees in respect of Registrable Securities sold by it.

(c) If, in the judgment of outside counsel to the Company, the filing, initial effectiveness or continued use of a Registration Statement would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company, such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), the Company may postpone or withdraw a filing of the Registration Statement, or delay use of an effective a Registration Statement until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than 45 consecutive days at any one time or 90 days, in the aggregate, in any period of 365 consecutive days; and the Company shall give notice to the Purchasers of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. In the event the Company exercises its rights under the preceding sentence, the Purchasers agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the prospectus relating to the Registration Statement in connection with any sale or offer to sell Registrable Securities.

(d) In the event that (i) a Registration Statement has not become effective or been declared effective by the SEC on or before the date on which such Registration Statement is required to become or be declared effective pursuant to Section 5.8(a) or (ii) the Registration Statement is filed and declared effective but (A) shall thereafter be withdrawn by the Company, (B) shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Registration Statement (except as specifically permitted herein, including, with respect to any Registration Statement, during any applicable suspension period in accordance with the last sentence of Section 5.8(c) or if no Registrable Securities exist) without being succeeded by an additional Registration Statement filed and declared effective within 60 days after the predecessor Registration Statement ceased to be effective or (C) shall be suspended for a Valid Business Purposes for a number of days in excess of the periods specified in Section 5.8(d) (each such event referred to in clauses (i) and (ii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, the Company will pay (such payments, “Event Payments”) to the Purchasers 0.25% of the Deemed Purchase Price with respect to the Registrable Securities for which a Registration Default has occurred for every 30 days (or pro rata for any portion thereof) until the Registration Default Period terminates; provided that the liquidated damages paid to the Purchasers, from time to time, may not in the aggregate exceed 5% of the Aggregate Purchase Consideration paid by the Purchasers under this Agreement.

(e) If requested by the Purchasers, a sale of Registrable Securities pursuant to a Registration Statement will be conducted in an underwritten offering (an “Underwritten Offering”); provided, however, that the Holders may not, without the Company’s prior written consent, launch more than two Underwritten Offerings at the request of the Holders within any 365-day period. In connection with any Underwritten Offering conducted pursuant to this Section 5.8(e), the Purchasers shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter, such banker or manager to be reasonably acceptable to the Company.

(f) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchasers to be named as an “underwriter,” the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that no Purchasers are an “underwriter.” In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Securities”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchasers as an “underwriter” in such Registration Statement without the prior written consent of the Purchasers. Any cut-back imposed on the Purchasers pursuant to this Section 5.8(f) shall be applied first to any of the Registrable Securities the Purchasers shall designate, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agrees. No Event Payments shall accrue as to any Cut Back Securities until such date as the Company is able to effect the registration of such Cut Back Securities in accordance with any SEC Restrictions applicable to such Cut Back Securities (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Securities, all of the provisions of this Section 5.8 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions in Section 5.8(d) relating thereto) shall again be applicable to such Cut Back Securities; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Securities shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the Required Effectiveness Date with respect to such Cut Back Securities shall be the 90th day immediately after the Restriction Termination Date.

(g) Notwithstanding the foregoing, during any period in which a Form S-3 is not available for the resale of Registrable Securities, the Company shall register the Registrable Securities on another appropriate form in accordance with the Securities Act and the Exchange Act, which form shall be deemed a “Registration Statement” under this Agreement.

(h) Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to as expeditiously as possible:

(i) before filing a Registration Statement or prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Purchasers copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Purchasers, which documents shall be subject to the review and comment of the counsel to the Purchasers;

(ii) reasonably promptly notify the Purchasers of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as required by this Agreement;

(iii) furnish to the Purchasers without charge, copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement, all exhibits and other documents filed therewith, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC relating to such registration; provided that the Company’s obligations to furnish such copies shall be deemed satisfied if the same is filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system or any successor system;

(iv) use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) reasonably promptly notify the Purchasers and its counsel and the managing underwriters: (x) at any time when a prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement or the prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement or the prospectus or document, and, at the request of the Purchasers, the Company shall promptly prepare a supplement or amendment to such prospectus, furnish a reasonable number of copies of such supplement or amendment to the Purchasers and its counsel and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities or such prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable

Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related prospectus or any prospectus amendment or supplement or any post-effective amendment thereto has become effective.

(vi) permit the Purchasers and its counsel to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement;

(vii) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(viii) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Purchasers (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(ix) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or prospectus used under this Agreement (and any offering covered thereby);

(x) in the case of certificated Registrable Securities, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Purchasers that the Registrable Securities represented by the certificates so delivered by the Purchasers will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Purchasers may reasonably request at least two Business Days prior to any sale of Registrable Securities;

(xi) in connection with an Underwritten Offering, enter into customary agreements (including an underwriting agreement in customary form), and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA. The Company shall make such representations and warranties to the Purchasers, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Purchasers, or the managing underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of the Registrable Securities subject to the Underwritten Offering. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with the underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of the Purchasers, such Underwritten Offering will not count for purposes of determining whether future Demand Registrations may be requested by the Purchasers hereunder;

(xii) in the case of an Underwritten Offering, cause to be furnished to the Purchasers and each underwriter, if any, in each case, participating in a disposition pursuant to any Registration Statement a signed counterpart, addressed to the Purchasers or underwriter, of (i) an opinion or opinions and negative assurance letter of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Purchasers or the managing underwriter therefor reasonably requests; provided, that if the Company fails to obtain such opinion(s), negative assurance letter or comfort letter and the relevant offering is abandoned, then such offering will not count for purposes of determining when future Demand Registrations may be requested by the Purchasers hereunder;

(xiii) in the case of an Underwritten Offering, cooperate with the Purchasers and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA;

(xiv) in the case of an Underwritten Offering, have its appropriate officers prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use their commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing and selling of the Registrable Securities

(xv) in the case of an Underwritten Offering, use commercially reasonable efforts to cause each director and executive officer of the Company to enter into customary lock-up agreements if so required by the managing underwriter in accordance with customary underwriting practice;

(xvi) for so long as the Purchasers own Registrable Securities, the Company shall use commercially reasonable efforts to maintain the listing and trading of the Common Stock on the Primary Stock Exchange or another national securities exchange and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of such exchange; and

(xvii) use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

5.9 Tax Treatment. The Company and each Purchaser agree that: (i) the Shares are intended to be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations promulgated thereunder, (ii) no amount will be treated as dividend (and no withholding will apply) for U.S. federal income tax purposes unless and until the amount is paid in cash, (iii) any redemption of the Shares will be treated as a sale or exchange, and (iv) it will not take any positions or actions inconsistent with such treatment (including in tax filings) unless otherwise required following an audit in which the foregoing treatment was diligently defended.

6. Conditions Precedent.

6.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligations of the Purchasers to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

(a) the Required Stockholder Approval shall have been obtained no later than January 31, 2026;

(b) the Company shall have authorized, available and reserved a sufficient number of shares of Common Stock to allow for the issuance in full of Conversion Shares assuming conversion of all Preferred Shares to be issued;

(c) the Primary Stock Exchange shall have approved the listing of the Conversion Shares and evidence of such approval shall have been delivered to the Purchasers; and either (i) the continued listing and trading of the Common Stock on the NYSE shall have been approved by the NYSE, or (ii) the listing and trading of the Common Stock on the NYSE American or Nasdaq Capital Market stock exchange shall have been approved by the NYSE American or Nasdaq Capital Market and such trading shall have commenced prior to, or be expected to commence concurrently with, the Closing;

(d) any applicable waiting periods under the Antitrust Laws with respect to performance under the Transaction Agreements, the consummation of transactions and the conversion of the Shares shall have expired or terminated;

(e) the Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designations;

(f) the Company shall have executed and delivered this Agreement;

(g) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date (except in the case of representations and warranties that are made as of a specified date within such sections, such representations and warranties shall be true and correct as of such specified date);

(h) Goodwin Procter LLP, counsel to the Company, shall have provided the Purchasers with its legal opinion, in form and substance reasonably satisfactory to the Purchasers;

(i) the Company shall have delivered to the Purchasers a certified copy of the Certificate of Incorporation and the Certificate of Designations as certified by the Delaware Secretary of State at or prior to the Closing Date;

(j) the Company shall have delivered to the Purchasers a certificate, in form acceptable to the Purchasers, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Special Committee and the Board in connection with the Transactions contemplated hereby, (ii) the Certificate of Incorporation of the Company and (iii) the bylaws of the Company, each as in effect at the Closing; and

(k) the consummation of the Closing shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Entity or stockholder challenging the transactions contemplated by the Transactions Agreements shall have been initiated or threatened.

6.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchasers the Securities pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

(a) the Certificate of Designations shall have been duly filed with and accepted by the Secretary of State of the State of Delaware;

(b) the Purchasers shall have executed and delivered this Agreement;

(c) the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date (except in the case of representations and warranties that are made as of a specified date within such sections, such representations and warranties shall be true and correct as of such specified date); and

(d) the consummation of the Closing shall not have been enjoined or prohibited by applicable Law and no proceeding by any Governmental Entity challenging the transactions contemplated by the Transactions Agreements shall have been initiated or threatened.

7. Legends; Securities Act Compliance. The Shares and Conversion Shares, any certificate representing the Warrants and the notice sent to any stockholder of the Company of Shares in book-entry form will bear a legend conspicuously thereon or statement (as applicable) to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SAID ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR SUCH OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.

“THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AND EXCHANGE AGREEMENT BY AND AMONG ALLURION TECHNOLOGIES, INC. AND THE RTW INVESTOR, DATED AS OF NOVEMBER 11, 2025, AND THE CERTIFICATE OF DESIGNATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK OF ALLURION TECHNOLOGIES, INC., THE TERMS OF EACH ARE HEREBY INCORPORATED BY REFERENCE AND A COPY OF EACH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ALLURION TECHNOLOGIES, INC., AND EACH MAY BE OBTAINED BY THE REGISTERED HOLDER OF THIS SECURITY UPON REQUEST AND WITHOUT CHARGE FROM ALLURION TECHNOLOGIES, INC. AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

8. Indemnification; Survival.

8.1 Company Indemnification. The Company shall defend, indemnify, exonerate and hold free and harmless the Purchasers and its Affiliates and their respective directors, officers, partners, members and employees (each, a “Purchaser Indemnified Party” and, collectively, the “Purchaser Indemnified Parties”) from and against any and all Losses actually incurred by such Indemnified Parties that arise out of, or result from: (a) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement, (b) the Company’s breach of its agreements or covenants in this Agreement, (c) any untrue or alleged untrue statement of a material fact contained in any Registration Statement filed pursuant to Section 5.8, any prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as any such Loss arises out of or is based upon any untrue statement or alleged untrue statement made in reliance upon and in conformity with written information provided by or on behalf of a the Purchaser specifically for inclusion in such registration statement, prospectus, amendment or supplement thereto, and (d) any cause of action, suit, proceeding or claim brought or made against such Purchaser Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Purchaser Indemnified Party that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Purchaser Indemnified Party in connection with this Agreement, or (D) the status of such Purchaser Indemnified Party or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), with respect to clauses (A) and (D) if, and only if, (i) such Purchaser Indemnified Parties have been successful on the merits or otherwise in defense of any such action, suit, proceeding or claim or (ii) a settlement, compromise or consent is reached on any such action, suit, proceeding or claim that is approved by a majority of the Board who are independent of the Purchasers and its Affiliates and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser Indemnified Parties. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law. Notwithstanding the foregoing, the sole remedy for breach of the provisions set forth in Section 5.8 shall be the Event Payments.

8.2 Survival of Representations and Warranties. The representations and warranties contained herein shall survive until 5:00 p.m., New York City Time, on the three-year anniversary of the Closing, other than the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2 and 4.3, which shall survive indefinitely (the “Survival Period”). For the avoidance of doubt, all other covenants, agreements and obligations contained in this Agreement shall survive indefinitely (unless a different period is specifically provided for pursuant to the provisions of this Agreement expressly relating thereto).

8.3 Purchaser Indemnification. The Purchasers shall defend, indemnify, exonerate and hold free and harmless the Company and its Affiliates and their respective directors, officers and employees (each a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”) from and against any and all Losses actually incurred by such Company Indemnified Parties that arise out of, or result from: (a) any inaccuracy in or breach of the Purchasers’s representations or warranties in this Agreement or (b) the Purchasers’s breach of its agreements or covenants in this Agreement.

8.4 Limitations. Notwithstanding anything in this Agreement to the contrary, (a) no indemnification claims for Losses shall be asserted by the Purchaser Indemnified Parties under Section 8.1 or by the Company Indemnified Parties under Section 8.3 unless and until the aggregate amount of Losses that would otherwise be payable under Section 8.1 or Section 8.3, as applicable, exceeds $750,000 (the “Basket Amount”), whereupon the Purchasers Indemnified Party or Company Indemnified Party, as applicable, shall be entitled to receive only amounts for Losses in excess of the Basket Amount, (b) the aggregate liability of the Company for Losses under Section 8.1 shall in no event exceed the Aggregate Purchase Consideration and (c) the aggregate liability of the Purchasers for Losses under Section 8.3 shall in no event exceed 10% of the Aggregate Purchase Consideration.

8.5 Procedures. A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party from whom indemnification is sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification hereunder; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any action, suit, claim or proceeding which may cause an Indemnified Party to incur indemnifiable Losses is brought against an Indemnified Party, the Indemnifying Party shall be entitled to assume and conduct the defense thereof, with counsel reasonably satisfactory to the Indemnified Party unless (a) such claim seeks remedies, in addition to or other than, monetary damages that are reasonably likely to be awarded, (b) such claim involves a criminal proceeding or (c) counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party. If any one of the foregoing clauses (a) through (c) applies, the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions, other than local counsel). If the Indemnifying Party assumes the defense of any claim, the Indemnified Party shall nevertheless be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, that all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. Such reasonable cooperation shall include the retention and (upon the Indemnifying Party’s reasonable request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its prior written consent (not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought or may sought be hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding and is solely for monetary damages. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 30 days after bills are received or Losses are incurred.

8.6 Additional Limitations. Notwithstanding anything contained herein to the contrary, “Losses” shall not include punitive damages, except to the extent payable by an Indemnified Party to a third party. No party hereto shall be obligated to indemnify any other Person with respect to any representation, warranty, covenant or condition specifically waived in writing by any other party on or prior to the Closing.

8.7 Exclusive Remedies. Notwithstanding anything to the contrary herein, the provisions of Section 5.8(d), this Section 8 and Section 10.5 shall be the sole and exclusive remedies of the parties under this Agreement following the Closing for any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for breaches or alleged breaches of any representations or warranties, covenants or agreements of the parties contained in this Agreement. For the avoidance of doubt, this Section 8 shall not prevent the parties from obtaining specific performance or other non-monetary remedies in equity or at Law pursuant to Section 10.5 of this Agreement and shall not limit other remedies that may be available to the parties under any of the Transaction Agreements other than this Agreement.

9. Termination.

9.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing by (i) the mutual written consent of the Company and the Purchasers, (ii) either the Company, on the one hand, or the Purchasers, on the other hand, if any of the conditions to Closing shall have become permanently incapable of fulfillment and shall not have been waived in writing by the other parties or (iii) either the Company, on the one hand, or the Purchasers, on the other hand, if the Closing does not occur by February 28, 2026.

9.2 Effect of Termination. In the event of any termination pursuant to Section 9.1 hereof, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers, or their directors, partners, members, employees, affiliates, officers, stockholders or agents or other representatives, with respect to this Agreement, except (a) for the terms of this Section 9.2, Section 8 (Indemnification; Survival) and Section 10 (Miscellaneous Provisions), which shall survive the termination of this Agreement, and (b) that nothing in this Section 9 shall relieve any party or parties hereto, as applicable, from liability or damages incurred or suffered by any other party resulting from (x) any intentional breach of any representation or warranty of such first party or (y) any intentional failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.

10. Miscellaneous Provisions.

10.1 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as specified otherwise herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. The parties hereto agree that they have been represented by counsel during the negotiation and execution of the Transaction Agreements and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.2 Notices.

All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement (i) shall be in writing and shall be delivered by hand or sent by electronic mail, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and (ii) shall be deemed given when delivered if by hand, by facsimile (which facsimile is confirmed) and by electronic mail (which email is confirmed) or, if mailed, five days after mailing (one Business Day in the case of express mail or overnight courier service), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, addressed as follows:

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Attention: Shantanu Gaur

Email:   [***]

with copies (which shall not constitute notice) to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: Jeffrey A. Letalien

Email:   [***]

(b) if to the Purchasers, to:

c/o RTW Investments L.P.

40 10th Avenue, Floor 7

New York, NY 10014

Attention: Legal Department

Email:   [***]

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park, 49th Floor

New York, NY 10166

Attention: Eric Scarazzo

Facsimile: [***]

Email:   [***]

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 10.2.

10.3 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.4 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement may be instituted in any United States federal court located in the Borough of Manhattan in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of a New York Court in any such suit, action or proceeding.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.5 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

10.6 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.7 Fees; Expenses.

(a) The Company shall reimburse the Purchasers for the reasonable and documented out-of-pocket fees and expenses of the Purchasers in connection with the Transaction Agreements and the transactions contemplated hereby and thereby, including the reasonable and documented fees and expenses arising in connection with the Purchasers’ exercises of their registration rights hereunder. Such fees and expenses shall be reimbursed promptly and at least monthly.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer Tax payable in connection with this Agreement, the issuance of the Shares at Closing and the issuance of the Conversion Shares, except that the Company may require the converting holder of Shares to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer Tax payable in connection therewith as a result of the name of the holder of the Conversion Shares issued upon such conversion or registration of transfer being different from the name of the converting or exercising holder of the Shares surrendered.

10.8 Assignment. None of the parties may assign its rights or obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio.

10.9 No Third Party Beneficiaries. Except for Section 8 (Indemnification) (with respect to which all Indemnified Parties shall be third party beneficiaries), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

10.11 Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

10.12 No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Purchasers or the Company shall have any liability for any obligations of the Purchasers or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Purchasers or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

RTW MASTER FUND, LTD.

By:	/s/ Darshan Patel
Name: Darshan Patel
Title: Director

RTW INNOVATION MASTER FUND LTD.

By:	/s/ Darshan Patel
Name: Darshan Patel
Title: Director

RTW BIOTECH OPPORTUNITIES OPERATING LTD

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Managing Partner

[SIGNATURE PAGE TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

Exhibit A

[***]

Exhibit B

Form of Certificate of Designations

[see attached]